EXHIBIT 10.13


                     AMCON DISTRIBUTING COMPANY
                  NONQUALIFIED STOCK OPTION AGREEMENT


THIS AGREEMENT ("Agreement"), is made and entered as of December 12, 2006 (the "Granting Date"), by and between AMCON Distributing Company, a Delaware corporation (the "Company"), and Christopher H. Atayan (the "Optionee").

                              RECITALS

A. The Optionee is the Chief Executive Officer of the Company and the Company wants to grant the Optionee options to purchase shares of common stock of the Company (the "Common Stock") with respect to the Optionee's employment with the Company in order to more fully align the interests of the Optionee with the interests of the Company's stockholders as well as provide additional incentive for the Optionee to promote the success of its business through sharing in the future growth of such business.

B. The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") has granted the Optionee an option to purchase shares of Common Stock on the terms and conditions set forth in this Agreement, which option is subject to and contingent upon obtaining the stockholder approval contemplated by Section 1 hereof at the next Annual Meeting of Stockholders, and if such stockholder approval is not obtained, this option shall automatically terminate.

C. This Agreement is granted to the Optionee, and the shares issuable upon exercise of the option shall be issued, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Regulation D thereunder.

                             AGREEMENT

In consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.  GRANT OF OPTION.

(a) The Company hereby grants to the Optionee as a matter of separate inducement in connection with the Optionee's employment, but not in lieu of any salary or other compensation for the Optionee's services, the option (the "Option") to purchase from the Company, at the times and on the terms and conditions hereinafter set forth, all or part of an aggregate of 25,000 shares of Common Stock at the purchase price of $18.00 per share, which represents the closing trading price of the Company's Common Stock on the American Stock Exchange ("AMEX") on the day immediately prior to the Granting Date. Notwithstanding any other provision of this Agreement, in order to satisfy the requirements of
Section 711 of the AMEX Company Guide, the Option granted under this Agreement shall be automatically terminated in the event that it is submitted for approval by the holders of a majority of the shares of common stock of the Company voting (the "Requisite Stockholder Approval") at the next Annual Meeting of Stockholders of the Company that is held after the date hereof and the Requisite Stockholder Approval is not obtained at such meeting.

(b) Exercises of this Option may be honored by issuing authorized and unissued shares of Common Stock or, at the election of the Company, by transferring shares of Common Stock which may at the time be held by the Company as treasury shares.

(c) The Option granted hereunder is a non-qualified stock option and is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, from time to time (the "Code").

2. TERMS OF OPTION. The Option granted hereunder may be exercised from time to time by the Optionee by giving written notice of exercise to the Company specifying the number of shares to be purchased, and by payment of the purchase price therefor by either (i) cash or check to the order of the Company, or (ii) shares of stock of the Company having a fair market value equal to the purchase price on the exercise date, subject, however, to the following restrictions:

(a) Notwithstanding any provision of this Agreement to the contrary, the Option may not be exercised after the tenth anniversary of the date of this Agreement (the "Expiration Date").

(b) Subject to Sections 7 of this Agreement, the Option is exercisable only in the following maximum amounts: (i) no portion of this Option may be exercised before the first anniversary of the Granting Date, (ii) up to one-third of this Option (8,333.33 shares) may be exercised after the first anniversary of the Granting Date,
(iii) up to two-thirds of this Option (16,666.66 shares) may be exercised after the second anniversary of the Granting Date and (vi) all of this Option may be exercised after the third anniversary of the Granting Date. Notwithstanding the above sentence, but subject to
Section 7 of this Agreement, if there is a Change of Control of the Company and the surviving, continuing, successor or purchasing corporation, partnership, limited liability company, association, trust, or other entity does not agree to assume the Option or replace the Option with an option, then this Option will become fully exercisable. For purposes of this Section 2(b), a "Change of Control" means any of the following:

(i) the making of a tender or exchange offer by any person or entity or group of associated persons or entities (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) (a "Person") (other than the Company or its subsidiaries) for shares of Common Stock pursuant to which purchases are made of securities representing at least fifty percent (50%) of the total combined voting power of the then issued and outstanding voting stock of the Company;

(ii) the merger or consolidation of the Company with, or the sale or disposition of all or substantially all of the assets of the Company to, any Person other than (A) a merger or consolidation which would result in the voting stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving or parent entity) fifty percent (50%) or more of the total combined voting power of the voting stock of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation; or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934), of securities representing fifty percent (50%) or more of the total combined voting power of the Voting Stock of the Corporation outstanding immediately after such merger or consolidation;

(iii) if, at any time within a two-year period following the acquisition by any Person of direct or indirect beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), in the aggregate, of securities of the Company representing forty percent (40%) or more of the total combined voting power of the then issued and outstanding voting stock of the Company, the persons who at the time of such acquisition constitute the Board of Directors cease for any reason whatsoever to constitute a majority of the Board of Directors;

(iv) the acquisition of direct or indirect beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), in the aggregate, of securities of the Corporation representing fifty percent (50%) or more of the outstanding voting stock of the Company by any person or group of persons acting in concert; or

(v) the approval by the shareholders of the Company of any plan or proposal for the complete liquidation or dissolution of the Company or for the sale of all or substantially all of the assets of the Company.

3.  EFFECT OF TERMINATION OF SERVICE, DEATH, DISABILITY OR VOLUNTARY
RESIGNATION.

(a) Termination/Removal for Cause. If the Optionee ceases to be an employee due to the termination of the Optionee's employment for Cause (as defined below), the Option will expire immediately and will thereafter be void for all purposes. For purposes of this Agreement, "Cause" means any act or failure to act by the Optionee that constitutes willful misconduct or gross negligence.

(b) To the extent exercisable in accordance with Section 2, the Option granted herein will remain exercisable for the following periods of time after an Optionee ceases to be an employee on account of the Optionee's death, disability, voluntary resignation or on account of having been terminated as an employee without Cause (as defined above). In no event may the Option be exercised after the Expiration Date.

(i) Death. If the Optionee dies while he is an Employee, the Option, to the extent exercisable, may be exercised by the Optionee's beneficiaries entitled to do so within twelve months following the date of the Optionee's death.

(ii) Disability. If the Optionee becomes disabled while he is an Employee, the Option, to the extent exercisable, may be exercised by the Optionee within twelve months following the date of the Optionee's disability.

(iii) Termination Without Cause or Voluntary Resignation. If the Optionee ceases to be an Employee due to (A) the Optionee's voluntary resignation, or (B) the termination of the Optionee's employment without Cause (as defined above), the Option may be exercised by the Optionee within three months following the date of the Optionee's termination of employment.

4. NOT AN EMPLOYMENT CONTRACT. Nothing herein contained is to be construed as requiring the Company or any affiliate of the Company to employ the Optionee for any specific period.

5. NONASSIGNABILITY. Except as otherwise herein provided, the Option herein granted and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and may not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option herein granted, or of any right or privilege conferred hereby, or upon the levy of any attachment or similar process upon the rights and privileges conferred hereby, contrary to the provisions hereof, the Option and the rights and privileges conferred hereby will immediately become null and void.

6. ADJUSTMENTS FOR STOCK DIVIDENDS, SPLITS, ETC. If before the delivery to the Optionee by the Company of all the shares of the Common Stock in respect of which this Option is hereby granted, the Company has effected any stock dividend, stock split, recapitalization, combination or reclassification of shares or other similar transaction, then to the extent necessary to prevent dilution or enlargement of the Optionee's rights hereunder:

(a) if there is a net increase in the number of outstanding shares of Common Stock, the number of shares remaining subject to this Option will be proportionately increased, and the cash consideration payable per share will be proportionately reduced, and

(b) if there is a net reduction in the number of outstanding shares of Common Stock, the number of shares remaining subject to this Option will be proportionately reduced, and the cash consideration payable per share will be proportionately increased.

7. ADJUSTMENTS FOR MERGERS, REORGANIZATIONS, ETC. If the Company becomes a party to any corporate merger, consolidation, major acquisition of property for stock, separation, reorganization or liquidation, and the Company is not the surviving corporation in any such transaction, the Company or it successor may make arrangements which will be binding upon the Optionee for the (i) payment of cash equal to the excess of the fair market value of the total number of shares remaining subject to the Option less the exercise price for such total number of shares; (ii) substitution of a new option for the Option; or (iii) assumption of the Option.

8. RIGHTS OF OPTIONEE. The Optionee does not have any of the rights or privileges of a stockholder of the Company in respect of any of the shares issuable upon the exercise of this Option unless and until certificates representing the shares shall have been issued and delivered; except that the Company shall supply the Optionee with all financial information and other reports which the Company furnished its stockholders during the period any portion of this Option remains outstanding.

9. NOTICE. Any notice required to be given under the terms of this Agreement shall be addressed to the Company in care of its Chief Financial Officer at its offices at: 7405 Irvington Road, Omaha, Nebraska 68122, with a telephone number of (402) 331-3727 and fax number of (402) 331-4834, and any notice to be given to the Optionee shall be addressed to the Optionee at the address given beneath the Optionee's signature hereto. Either party hereto may from time to time change the address to which notices are to be sent to such party by giving written notice of such change to the other party. Any notice hereunder shall be deemed to have been duly given if and when addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office regularly maintained by the United States Government.

10. WITHHOLDING. The Optionee agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax withholding requirements or like requirements, including the payment to the Company at the time of exercise of an Option of all such taxes and requirements.

11.  INVESTMENT INTENT.

(a) This Agreement is granted to, and the shares issuable upon exercise of this Option will be issued to the Optionee, in reliance on the exemption from registration provided in Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Any stock certificates issued upon exercise of this Option may bear the following legend and stop transfer instructions may be given to the transfer agent for the Company's common stock that are consistent with such legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. These shares have been acquired for investment and not with a view to distribution or resale, and may not be sold, pledged, hypothecated, donated or otherwise transferred, whether or not for consideration, without an effective registration statement under the Act, and any applicable state securities laws, or an opinion of counsel satisfactory to the Corporation that such registration is not required with respect to the proposed disposition thereof and that such disposition will not cause the loss of the exemption upon which the Corporation relied in selling such shares to the original purchaser.

(b) The Company may, but in no event shall be required to, bear any expenses of complying with the 1933 Act, other applicable securities laws or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification, or transfer, as the case may be, of this Option or any Common Stock acquired upon the exercise thereof. The foregoing restrictions on the transfer of the Common Stock will be inoperative if (i) the Company has been furnished with an opinion of counsel, satisfactory to it, stating that the transfer will not involve any violation of the Securities Act and other applicable securities laws or (ii) the Common Stock has been duly registered in compliance with the Securities Act and other applicable securities laws.

12. BINDING EFFECT. This Agreement binds, and, except as specifically provided herein, inures to the benefit of the respective heirs, legal representatives, successors and assigns, as applicable, of the parties hereto.

13. GOVERNING LAW. This Agreement and the rights of all persons claiming hereunder are to be construed and determined in accordance with the laws of the State of Delaware.

This Nonqualified Stock Option Agreement is executed by the Company and Optionee as of the date stated above in the introductory paragraph.


AMCON DISTRIBUTING COMPANY
By: /s/ William F. Wright, Chairman



/s/ Christopher H. Atayan

Address:
515 North State Street, Suite 2650
Chicago, Illinois 60610